Exhibit 99.1

Synergy Pharmaceuticals to Present at Upcoming September Investment Conferences

NEW YORK, September 6, 2017 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that the company will present corporate updates at three upcoming investment conferences in New York City during September:

Rodman & Renshaw 19th Annual Global Investment Conference on Monday, September 11, 2017 at 9:35 a.m. Eastern Time.

2017 Cantor Fitzgerald Global Healthcare Conference on Monday, September 25, 2017 at 10:20 a.m. Eastern Time.

Ladenburg Thalmann 2017 Healthcare Conference on Tuesday, September 26, 2017 at 10:30 a.m. Eastern Time.

A live webcast of the presentations will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com. A replay of the webcast will be available on Synergy’s website for 90 days following each conference.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE™ (plecanatide) and a second lead product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:

Synergy Pharmaceuticals Inc.

Gem Hopkins, 212-584-7610

VP, Investor Relations and Corporate Communications

ghopkins@synergypharma.com